SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Hughes Supply, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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———————————————————————————————————————
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[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2003

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Dear Shareholders:

        The 2003 Annual Meeting of Shareholders of Hughes Supply, Inc. will be held on Tuesday, May 20, 2003, at 10:00 a.m., local time, at our principal executive offices at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801. We are holding this meeting to:

•	Elect three directors to serve until the Annual Meeting of Shareholders in 2006;

•	Amend and restate the Hughes Supply, Inc. 1997 Executive Stock Plan; and

•	Consider and take action upon any other matters that may properly come before the meeting or any adjournment thereof.

Your Board of Directors has fixed the close of business on March 26, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors BENJAMIN P. BUTTERFIELD General Counsel and Secretary

Orlando, Florida
April 17, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE VIA TELEPHONE OR THE INTERNET, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

HUGHES SUPPLY, INC. 20 North Orange Avenue Suite 200 Orlando, Florida 32801

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PROXY STATEMENT

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Q:	WHY DID YOU SEND ME THIS PROXY STATEMENT?

A:	We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Hughes Supply, Inc., is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders. This proxy statement summarizes information that is intended to assist you in making an informed vote at the meeting. This proxy statement and the enclosed proxy card were first mailed to shareholders on or about April 17, 2003. Our Annual Report to Shareholders for the fiscal year ended January 31, 2003 accompanies this proxy statement.

Q:	WHERE AND WHEN IS THE ANNUAL MEETING?

A:	The annual meeting will be held on Tuesday, May 20, 2003, at 10:00 a.m., local time, at our principal executive offices at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801.

Q:	WHAT MAY I VOTE ON?

A:	At the annual meeting, you may vote to:

•	elect three directors to serve until the Annual Meeting of Shareholders in 2006;

•	amend and restate the Hughes Supply, Inc. 1997 Executive Stock Plan to, among other things, increase by 1,000,000 the number of shares available for use under the plan and add non-employee directors as eligible participants under the plan; and

•	consider and take action upon any other matters that may properly come before the meeting or any adjournment thereof.

Q:	HOW DOES HUGHES SUPPLY’S BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	The Board recommends that you vote FOR the election of each of the nominees and FOR the proposal to amend and restate the 1997 Executive Stock Plan.

Q:	WHO IS ENTITLED TO VOTE?

A:	You may vote if you owned Hughes Supply common stock at the close of business on Wednesday, March 26, 2003, the record date for the annual meeting.

Q:	HOW MANY SHARES CAN VOTE? HOW MANY VOTES DO I HAVE?

A:	As of March 26, 2003, we had 23,432,164 common shares outstanding. You are entitled to one vote for each common share held by you on the record date. Common shares held in our treasury are not considered outstanding or entitled to vote and will not be considered present at the meeting.

Q:	HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE MEETING?

A:	We must have a “quorum” present in person or by proxy to hold the annual meeting. A quorum is a majority of the outstanding common shares entitled to vote. Abstentions and “broker non-votes” (described below) will be counted for the purpose of determining the existence of a quorum.

Q:	HOW DO I VOTE BY PROXY BEFORE THE MEETING?

A:	You may vote your shares in the following three ways before the meeting:

•	by mail by completing, signing and returning the enclosed proxy card;

•	by telephone at the number shown on your proxy card; or

•	through the Internet at the address shown on the proxy card.

Q:	MAY I VOTE AT THE MEETING?

A:	Yes, you may vote your shares at the meeting if you attend in person.

Q:	MAY I CHANGE MY VOTE?

A:	Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote by:

•	executing a proxy bearing a later date and delivering it to us prior to the meeting;

•	voting your shares in person at the meeting; or

•	voting again by telephone or through the Internet prior to the meeting.

You may also revoke your proxy without voting by giving written notice of revocation to us, c/o Benjamin P. Butterfield, General Counsel and Secretary, at the address shown above.

Q:	HOW ARE MY SHARES VOTED IF I SUBMIT A PROXY BUT DO NOT SPECIFY HOW I WANT TO VOTE?

A:	If you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted FOR the election of each of the nominees for director, FOR the proposal to amend and restate the 1997 Executive Stock Plan and in the discretion of the persons named as proxies on all other matters that may be brought before the meeting.

Q:	HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN “STREET NAME”?

A:	Shares held in “street name” are held in the name of your bank or broker. If your shares are held in a brokerage account in street name they are not included in the total number of shares listed as owned by you on the enclosed proxy card. Your bank or broker will send you instructions on how to vote those shares.

Q:	HOW WILL VOTING BE CONDUCTED FOR DIRECTORS?

A:	The three nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. This number is a plurality. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect directors. Unless you submit a properly executed proxy card or use telephone or Internet prompts to indicate “WITHHOLD AUTHORITY” or “FOR all nominees EXCEPT,” the proxy will be voted FOR each of the nominees for director.

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Q:	HOW WILL VOTING BE CONDUCTED ON THE PROPOSALS TO AMEND AND RESTATE THE 1997 EXECUTIVE STOCK PLAN?

A:	For approval of this proposal, under the rules of the New York Stock Exchange the proposal must receive the “FOR” vote of a majority of all votes cast on the proposal, and the total number of votes cast on the proposal must represent more than 50% of all shares entitled to vote. Abstentions will be treated as shares entitled to vote and as votes cast. Accordingly, if you submit a properly executed proxy card or use telephone or Internet voting to indicate “ABSTAIN” with respect to this proposal, your vote will have the effect of a vote “AGAINST” the proposal.

Broker non-votes will be treated as shares entitled to vote but not as votes cast. Accordingly, broker non-votes will have no effect on the outcome of the voting to amend and restate the 1997 Executive Stock Plan (except that broker non-votes will not count towards the 50% of all shares entitled to vote on the proposal that must be cast for the proposal to be approved in accordance with the rules of the New York Stock Exchange).

Q:	HOW WILL VOTING BE CONDUCTED ON ANY OTHER BUSINESS?

A:	We have not received any notice of any other business to be conducted at the meeting. If any other business is properly presented at the meeting, the proxies will be voted on those matters as determined by the proxy holders in their discretion.

Q:	WHAT IS A BROKER NON-VOTE?

A:	When shares are held in street name, a broker non-vote may occur when a bank or brokerage firm does not vote on a proposal because it does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker non-vote is counted for the purpose of determining whether a quorum is present. Under the current rules of the New York Stock Exchange, your broker is permitted to vote your shares on routine matters, such as the election of directors, even if you do not instruct the broker how to vote. However, your broker is not permitted to vote your shares on non-routine matters, such as the amendment and restatement of the 1997 Executive Stock Plan, without receiving instructions from you.

Broker non-votes will affect the outcome of the voting as described above under “HOW WILL VOTING BE CONDUCTED FOR DIRECTORS?” and “HOW WILL VOTING BE CONDUCTED ON THE PROPOSALS TO AMEND AND RESTATE THE 1997 EXECUTIVE STOCK PLAN?”

Q:	WHO PAYS FOR THE SOLICITATION OF PROXIES?

A:	We will bear the costs of preparing and mailing this proxy statement and proxy card and any other material that may be sent to shareholders in connection with this solicitation. In addition to solicitations by mail, our officers and other employees may solicit proxies personally or by telephone or telegram.

Q:	WHEN ARE PROPOSALS DUE FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS?

A:	If you wish to submit a proposal for consideration at the 2004 Annual Meeting, you should submit the proposal in writing to us at the address set forth on page 1 of this proxy statement. You are required to have been a record or beneficial owner of at least 1% or $2,000 in market value of our common shares for a period of at least one year and you must continue to own such shares through the date on which the 2004 Annual Meeting is held. Proposals must be received by us on or before December 19, 2003 for inclusion in next year’s proxy materials.

If you intend to present a proposal at the 2004 Annual Meeting without inclusion of the proposal in our proxy materials, you are required to provide notice of the proposal to us in accordance with our By-Laws no later than January 21, 2004. If you submit a proposal you must, in all other respects, comply with Rule 14a-8 under the Securities Exchange Act of 1934.

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SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth, as of March 26, 2003, the number of common shares owned beneficially by each of our directors, each of our executive officers named in the Summary Compensation Table below, all of our directors and executive officers as a group, and any persons we know to be beneficial owners of more than 5% of our outstanding common shares. This ownership information has been furnished to us by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the SEC.

Directors and Named Executives	Amount and Nature of Beneficial Ownership(1)		Approximate Percent of Class(2)
John D. Baker II	48,088	(3)	*
Robert N. Blackford	59,864	(3)	*
H. Corbin Day	28,838	(3)(4)	*
Clyde E. Hughes III	108,995	(5)	*
David H. Hughes	615,001	(6)(7)(8)(9)	2.62%
Vincent S. Hughes	344,973	(7)(8)(9)(10)	1.47%
Toni Jennings	5,202	(3)(11)	*
William P. Kennedy	40,250	(3)(12)	*
Amos R. McMullian	6,000	(3)	*
Thomas I. Morgan	55,723	(13)	*
Michael L. Stanwood	60,000	(14)	*
Gradie E. Winstead, Jr.	98,396	(15)	*
All Directors and Executive Officers as a Group (23 persons)	1,763,665	(16)	7.38	%(17)

5% Shareholders
AXA Financial Inc.(18)	1,852,230		7.90%
1290 Avenue of the Americas
New York, NY 10104
Barclays Global Investors, NA.(19)	1,564,403		6.68%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Dimensional Fund Advisors, Inc.(20)	1,384,550		5.91%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
National Rural Electric Cooperative Association(21)	1,232,975		5.26%
4301 Wilson Blvd
Arlington, VA 22203

*	Less than 1%.

(1)	Under the rules of the SEC, you are deemed to be a beneficial owner of shares if you have or share the power to vote or direct the voting of the shares or the power to dispose of or direct the disposition of the shares. You are also deemed to be a beneficial owner of shares if you have the right to acquire beneficial ownership of the shares within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same shares. Unless otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned.

(2)	These percentages have been calculated on the basis of 23,432,164 common shares outstanding as of March 26, 2003 and, with respect to each of the persons noted in the table above:

•	the shares subject to options exercisable within 60 days granted to such person; and

•	the shares subject to restricted share grants under our 1997 Executive Stock Plan, pursuant to which such person has the power to vote or direct the voting of the shares.

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Numbers shown in the table on page 4 are only for those persons whose beneficial ownership of shares exceeds 1% of the common shares outstanding or deemed to be outstanding for this calculation.

(3)	Includes the number of shares subject to options granted under the Directors’ Stock Option Plan for non-employee directors as follows: John D. Baker II, 40,088; Robert N. Blackford, 40,088; H. Corbin Day, 28,838; Toni Jennings, 4,445; William P. Kennedy, 20,000; and Amos R. McMullian, 5,000.

(4)	450,000 common shares are owned of record by Jemison Investment Co., Inc. Mr. Day is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Mr. Day disclaims beneficial ownership of these shares.

(5)	Includes 46,400 shares subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days and 48,148 shares represented by restricted share grants under the 1997 Executive Stock Plan. Mr. Hughes is considered to have sole voting power with respect to 105,595 shares, sole investment power with respect to 57,447 shares, and shared voting and investment power with respect to 3,400 shares.

(6)	Includes 72,900 shares subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan that are exercisable within 60 days, 76,296 shares represented by restricted share grants under the 1997 Executive Stock Plan and 3,477 shares owned of record by Mr. Hughes’s spouse. Mr. Hughes is considered to have sole voting power with respect to 443,980 shares, sole investment power with respect to 367,684 shares, and shared voting and investment power with respect to 171,021 shares.

(7)	Each of the indicated directors is an executive officer and director of, and owns a one-third equity interest in, Hughes, Inc., a corporation to which we make payments for the lease of certain properties. See “Certain Transactions with Management.”

(8)	Includes 43,216 shares held by Hughes, Inc., the corporation described in footnote (7) above. David H. Hughes and Vincent S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes. David H. Hughes and Vincent S. Hughes are brothers.

(9)	Includes 124,328 shares held by three trusts of which David H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes.

(10)	Includes 24,821 shares owned of record by Mr. Hughes’s spouse. Mr. Hughes is considered to have sole voting and investment power with respect to 152,608 shares and shared voting and investment power with respect to 192,365 shares.

(11)	Includes 757 shares held through the Toni Jennings Revocable Trust. Ms. Jennings is considered to have sole investment and voting power with respect to 4,445 shares and shared voting power with respect to 757 shares.

(12)	Includes 4,250 shares held through Vital Support Charitable Foundation, for which Mr. Kennedy acts as Chairman, 500 shares held through the Ashley E. Kennedy Trust and 500 shares held through the Courtney B. Kennedy Trust. Mr. Kennedy acts as Trustee for both of these trusts. Mr. Kennedy is considered to have sole investment and voting power with respect to 36,000 shares and shared voting and investment power with respect to 4,250 shares.

(13)	Includes 3,000 shares subject to options under the 1997 Executive Stock Plan that are exercisable within 60 days and 50,000 shares represented by restricted share grants under the 1997 Executive Stock Plan. Mr. Morgan is considered to have sole voting power with respect to 55,723 shares and sole investment power with respect to 5,723 shares.

(14)	Includes 15,000 shares subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days and 45,000 shares represented by restricted share grants under the 1997 Executive Stock Plan. Mr. Stanwood is considered to have sole voting power with respect to 60,000 shares and sole investment power with respect to 15,000 shares.

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(15)	Includes 48,900 shares subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days and 48,148 shares represented by restricted share grants under the 1997 Executive Stock Plan. Mr. Winstead is considered to have sole voting power with respect to 97,048 shares, sole investment power with respect to 48,900 shares, and shared voting and investment power with respect to 1,348 shares.

(16)	Includes an aggregate of 337,350 shares subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan and exercisable within 60 days and 551,924 shares subject to restricted share grants under the 1997 Executive Stock Plan held by our executive officers as a group, and 138,459 shares subject to unexercised stock options under the Directors’ Stock Option Plan held by our non-employee directors as a group. Directors and executive officers hold sole voting power with respect to 1,419,524 shares, sole investment power with respect to 867,600 of shares and shared investment power with respect to 205,682 shares.

(17)	Calculated on the basis of 23,907,973 shares, including 23,432,164 shares outstanding and 475,809 shares subject to options. The shares subject to stock options have been deemed outstanding for the purpose of computing such percentage.

(18)	This information is based upon a Schedule 13G filed with the Commission dated February 12, 2003.

(19)	This information is based upon a Schedule 13G filed with the Commission dated February 13, 2003.

(20)	This information is based upon a Schedule 13G filed with the Commission dated February 10, 2003.

(21)	This information is based upon a Schedule 13G filed with the Commission dated February 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common shares to file with the SEC and New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of our common shares. Directors, executive officers and beneficial owners of more than 10% of our common shares are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers that no other reports were required, we believe that only the following Section 16(a) filing requirements applicable to our directors and executive officers were not timely complied with during the fiscal year ended January 31, 2003: an amended Form 4 for Gradie E. Winstead, Jr. was filed on March 3, 2003 to correct the nature of the beneficial ownership of shares as reported in a Form 4 filed on June 4, 2002; a Form 4 for Vincent S. Hughes was filed on August 15, 2002 regarding a reportable transaction which occurred on May 28, 2002; and an amended Form 4 for Vincent S. Hughes was filed on March 27, 2002 to correct the nature of the beneficial ownership of shares as reported in a Form 4 filed on February 28, 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

        Our executive officers are normally elected annually by the Board of Directors following each annual meeting of shareholders to serve for a one-year term and until their successors are elected and qualified. The following sets forth the name of each of our executive officers and the principal positions and offices each of them holds. Unless otherwise indicated, each of these officers has been employed by us or one of our subsidiaries for more than five years and has served as an executive officer for at least five years.

Name	Age	Position

David H. Hughes	59	Chairman of the Board and Chief Executive Officer since November 1986.

Thomas I. Morgan	49	President and Chief Operating Officer since April 2001.
Previously, Mr. Morgan was Chief Executive Officer of
enfoTrust Networks from February 2000 to March 2001,
Chief Executive Officer of Value America from February
1999 to November 1999 and Chief Executive Officer of
U.S. Office Products from November 1997 to January 1999.
On August 11, 2000, Value America filed for protection
under Chapter 11 of the U.S. Bankruptcy Code.

David Bearman	57	Executive Vice President and Chief Financial Officer
since March 2003. Previously Mr. Bearman served as Chief
Financial Officer of NCR Corporation (a technology
product and services company) from September 1998 until
his retirement in September 2001, and as Chief Financial
Officer of Cardinal Health, Inc. (a medical products
distributor and services provider) from October 1989 to
August 1998.

Clyde E. Hughes III	55	Group President since February 2000. Vice President from June 1994 to February 2000.

Gradie E. Winstead, Jr.	53	Group President since February 2000. Vice President from June 1994 to February 2000.

Michael L. Stanwood	50	Group President since February 2000. Previously, Mr. Stanwood served as President of a subsidiary operation since May 1996.

Jasper L. Holland, Jr.	61	Senior Vice President of Customer Development since June 2001. Group President from February 2000 to May 2001. Vice President from June 1994 to May 2001.

J. Stephen Zepf	53	Senior Vice President of Strategic Development/Mergers and Acquisitions since March 2003. Chief Financial Officer from April 1984 to March 2003. Treasurer from April 1984 to March 2002.

Laura L. Wright	43	Senior Vice President of Human Resources since July
2002. Vice President of Human Resources from June 2001
to July 2002. Director of Human Resources from January
1999 to June 2001 and Senior Manager of Human Resources
from February 1997 to January 1999.

John A. Steele	47	Senior Vice President of Operations since June 2001.
Previously, Mr. Steele served as Chief Operating Officer
of Value America from November 1999 to August 2000 and
as Senior Vice President — Operations from April 1999
to October 1999 and as Executive Vice President —
Operations from October 1999 to November 1999. From
October 1993 to April 1999, Mr. Steele served as Vice
President — Operations Support for Genuine Parts
Company. On August 11, 2000, Value America filed for
protection under Chapter 11 of the U.S. Bankruptcy Code.

Thomas J. Starnes	43	Senior Vice President of Sales and Marketing since June
2001. Previously, Mr. Starnes served as Chief Marketing
Officer of Value America from December 1999 to August
2000 and as Executive Vice President from April 1999 to
December 1999. From September 1997 to April 1999, he
served as Senior Vice President of Sales and Marketing
and Senior Vice President of Business Development of
U.S. Office Products. On August 11, 2000, Value America
filed for protection under Chapter 11 of the U.S.
Bankruptcy Code.

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Name	Age	Position

Thomas M. Ward II	45	Senior Vice President and Chief Information Officer
since November 1999. Chief of Information Technology
from September 1998 to November 1999. Previously,
Mr. Ward served as Director of Information Technology for
JLK Direct Distribution, Inc. from March 1998 to
September 1998 and Director of Information Systems for
Ferguson Enterprises, Inc. from 1990 to March 1998.

Robert A. Machaby	52	Senior Vice President of Vendor Development since June 2001. Group President from February 2000 to June 2001. District Manager from April 1996 to February 2000.

Benjamin P. Butterfield	43	General Counsel since March 1996. Secretary since May 1997. Assistant Secretary from March 1996 to May 1997.

James E. Whitney	43	Vice President of Finance and Corporate Controller since March 2002. Controller from May 1994 to March 2002.

Jeffrey S. Leonard	35	Treasurer since March 2002. Assistant Controller from
May 1999 to March 2002. Previously, Mr. Leonard was
corporate controller for Planet Hollywood International,
Inc. from September 1996 to April 1999.

Compensation Committee Report on Executive Compensation

        Notwithstanding anything to the contrary set forth in any previous filings made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any of such filings.

Introduction

        The compensation of the company’s executive officers is established annually by the Compensation Committee. The members of the Compensation Committee are non-employee directors appointed by the Board of Directors immediately following each annual meeting of shareholders.

Compensation Policy and Committee Recommendation

        The goal of the company’s executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases shareholder value. To achieve this goal, the Compensation Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating company and individual performance. Before finalizing its recommendation, the Compensation Committee also considered the recommendation of the company’s Chief Executive Officer with respect to the compensation of each of the other executive officers.

Compensation Program

        The main components of the company’s executive management compensation program are base salaries, annual and long-term performance-based incentive bonus plans, stock plans and retirement plans. Each of these components is discussed in the remainder of this report.

        Information with respect to the compensation paid to the Chief Executive Officer of the company and the other four most highly compensated executive officers of the company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a Shareholder Return Performance Graph illustrating cumulative share return with respect to our common shares are set forth elsewhere herein following this report.

Base Salaries

        Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed personnel costs. The Compensation Committee’s recommendation with respect to base salaries was based upon the Compensation Committee’s evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each of the executive officers, his or her performance over an extended period of time, and the value and potential to him or her of other elements of the company’s compensation program. The policy of the Compensation Committee is to set executive salaries at or below the median for comparable companies and therefore, the Compensation Committee believes that base salaries for executive officers are conservative when compared to other industries.

Annual Incentive Plans

        The company’s annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon certain performance goals, including income before taxes, return on investment, return on sales, and comparable branch sales growth. Upon achievement of the required performance goal, the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Compensation Committee.

        With respect to each specific annual incentive plan, the Compensation Committee adopted ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance, and recommended as participants those executive officers who are in positions most responsible for the success of the company. Each member of the executive management group was designated by the Compensation Committee as a participant in a specific annual incentive plan during the last fiscal year.

        Because base salaries of executive officers are conservative when compared to other industries, the Compensation Committee also retains authority to award part of the bonus on a discretionary basis independent of the annual incentive plan reflecting, for instance, excellent performance in unusual or difficult circumstances. Individual bonuses may also be awarded to our executive management and other key employees based upon job performance or other criteria within the discretion of the Compensation Committee. During the last fiscal year, the Compensation Committee awarded discretionary bonuses to members of the executive management group.

Long-Term Incentive Bonus Plan

        The Company’s Chief Executive Officer, Chief Operating Officer and Senior Vice President of Strategic Development/Mergers and Acquisitions previously participated in certain Senior Executives’ Long-Term Incentive Bonus Plans intended to motivate and reward sustained performance. Under each of these plans an incentive bonus was paid if a designated earnings per share goal was met during the designated performance period of three or more fiscal years. In May 2001 the Board terminated the Senior Executives’ Long-Term Bonus Plan, though each performance plan outstanding thereunder continued in effect. The final performance plan outstanding thereunder was for the three fiscal year performance period ending January 31, 2003; the Long-Term Incentive Plan Committee of the Board determined that the company did not achieve the earnings required for the payment of any bonuses to any participant for that period.

        In lieu of the Senior Executives’ Long-Term Incentive Bonus Plan, the Compensation Committee grants performance-based restricted shares to certain members of the executive management group pursuant to the 1997 Executive Stock Plan. The most recent grant of performance-based restricted shares to members of the executive management group occurred in August 2002. Awards of performance-based restricted shares occur within the 5-year period after grant once the company’s stock price initially reaches $40.58 and then if the company’s stock price increases in increments of $6.76 for a period of twenty consecutive trading days. For each such increase in the company’s stock price, 20% of the restricted shares are awarded to the participant. None of the performance-based restricted shares granted in August 2002 have been awarded because the company’s stock price has not increased to $40.58 for the requisite period. Performance-based restricted shares are held by the company as custodian until they vest, but the executive receives dividends and voting rights on awarded shares. Performance-based restricted shares become vested if the participant remains employed by the company for five years after the award date or if there is a change-in-control of the company or the participant dies, becomes disabled or reaches age 65. A participant forfeits all of his restricted shares if he fails to remain a full-time employee until the shares become vested. If a restricted share is forfeited, it again becomes available for grant under the 1997 Executive Stock Plan.

        While the Senior Executives’ Long-Term Bonus Plan was limited to a small number of executive officers, and payments thereunder were based on achievement of earnings per share goals, the stock performance plan under the 1997 Executive Stock Plan includes more members of the executive management group and provides for awards based on increases in shareholder value as reflected by the company’s stock price. As a result, the Compensation Committee believes that the stock performance plan more closely aligns the interests of the executive management group with the interests of shareholders in increasing shareholder value.

Stock Plan

        The 1997 Executive Stock Plan is intended to act as an incentive to enhance shareholder value by providing to plan participants an opportunity to benefit from increases in the value of our common shares.

        Participation under the 1997 Executive Stock Plan is limited to executive officers and other selected key employees (including certain outside consultants) of the company. The company granted an aggregate of 642,200 options under the 1997 Executive Stock Plan during fiscal 2003 and an aggregate of 145,000 restricted share grants during fiscal 2003, including 125,000 performance-based restricted shares.

Retirement Plans

        The retirement plans in the company’s executive compensation program, including the Supplemental Executive Retirement Plan and the Profit Sharing Plan, are intended to encourage and reward long-term employment with the company.

        The Supplemental Executive Retirement Plan was adopted on September 30, 1986. All of the executive officers other than Messrs. Jeffrey S. Leonard and James E. Whitney are participants under the Supplemental Executive Retirement Plan.

        The Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the company. Each of the executive officers is a participant under the Profit Sharing Plan. Participants may make limited contributions under the Profit Sharing Plan by salary reduction. Contributions by the company under the Profit Sharing Plan include those required to match a portion of a participant’s contribution and may include limited additional contributions within the discretion of the Board of Directors. The company did not make a discretionary contribution to the Profit Sharing Plan for the last fiscal year.

        A Non-Qualified Deferred Compensation Plan was established on March 1, 2002 and allows eligible employees to defer up to 90% of their cash compensation through the plan. The company does not match employee contributions under the plan. All of the executive officers other than Messrs. Jeffrey S. Leonard and James E. Whitney are participants under the plan.

Compensation of the Chief Executive Officer

        Mr. David H. Hughes, the company’s Chairman of the Board and Chief Executive Officer, is eligible to participate in the same components of the executive officers’ compensation program available to the other executive officers described above, and the determination of the Compensation Committee with respect to
Mr. Hughes’s compensation was made in the manner outlined above with respect to the executive officers. During the last fiscal year, the Compensation Committee implemented an increase in Mr. Hughes’s base salary from $370,000 to $425,000 in order to compensate him in a manner more consistent with his responsibilities. The Compensation Committee believes that Mr. Hughes’s base salary is below the median for comparable companies and conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes received a bonus of $340,000 under the annual incentive plan. During the last fiscal year, Mr. Hughes also received a grant of 15,000 restricted shares pursuant to the stock performance plan under the 1997 Executive Stock Plan and a grant of 12,000 stock options under the 1997 Executive Stock Plan.

Section 162(m)

        Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes unless certain conditions are met. One such condition is that the compensation qualify as “performance-based compensation.” The company intends that stock option awards to covered executive officers under the 1997 Executive Stock Plan qualify as performance-based compensation within the meaning of Section 162(m). Certain grants of restricted shares under the 1997 Executive Stock Plan prior to May 2002 may not qualify as performance-based compensation. Performance-based restricted share awards thereunder granted after May 2002 will qualify as performance-based compensation under Section 162(m). However, the Compensation Committee believes that in order to attract, retain and reward the executive management team, loss of a tax deduction may be necessary and appropriate in some circumstances, and retains its discretion to grants awards that are not exempt from the Section 162(m) limitations on deductions.

Conclusion

        The Compensation Committee believes that the policies articulated above will continue to ensure that the interests of the company’s executive management group are tied to the interests of the company’s shareholders.

        Submitted by the Compensation Committee of the Board of Directors.

H. Corbin Day, Chairman
Robert N. Blackford
Amos R. McMullian

Summary Compensation Table

        The following table sets forth the annual, long-term and other compensation for our Chief Executive Officer and each of the other four most highly compensated executive officers during the last fiscal year, as well as the total annual compensation for each such individual for the two previous fiscal years.

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Restricted Share Awards ($)(2)	Securities Underlying Options/ SAR Awards	LTIP Payouts ($)		All Other Compen- sation ($)(3)
David H. Hughes	2003	425,000	340,000	—		0	12,000	0		14,331
Chairman of the	2002	370,000	200,000	—		0	0	0		5,515
Board and Chief	2001	340,000	0	—		0	22,500	142,432	(4)	5,345
Executive Officer

Thomas I. Morgan(5)	2003	400,000	320,000	137,095	(6)	0	12,000	0		9,178
President and Chief	2002	291,667	175,000	82,705	(7)	0	22,500	0		752
Operating Officer	2001	—	—	—		—	—	—		—

Clyde E. Hughes III	2003	250,000	300,000	—		0	6,000	0		10,184
Group President	2002	200,000	125,000	—		0	0	0		5,994
	2001	185,000	143,375	—		0	20,000	0		4,190

Gradie E. Winstead, Jr.	2003	250,000	275,000	—		0	6,000	0		10,244
Group President	2002	225,000	100,000	—		0	0	0		6,094
	2001	200,000	160,000	—		0	20,000	0		3,871

Michael L. Stanwood	2003	220,000	220,000	—		0	6,000	0		8,640
Group President	2002	200,000	200,000	—		0	0	0		6,230
	2001	200,000	200,000	—		0	20,000	0		5,265

(1)	In this column, unless otherwise indicated, the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the executive’s salary and bonus, and the executive had no other compensation reportable under this category.

(2)	This column does not include restricted shares intended as long-term incentive compensation granted as performance-based restricted shares pursuant to the 1997 Executive Stock Plan; instead, these restricted shares are reported in the “Long-Term Incentive Plans — Awards in Last Fiscal Year” table elsewhere in this proxy statement. The aggregate number and value of restricted shares held by each of these individuals at January 31, 2003 (excluding those granted, but not yet awarded, as long-term incentive compensation in fiscal year 2003) is set forth below:

Name	Aggregate Number of Restricted Shares	Aggregate Value of Restricted Shares†
David H. Hughes	76,296	$1,893,667
Thomas I. Morgan	50,000	1,241,000
Clyde E. Hughes III	48,148	1,195,033
Gradie E. Winstead, Jr.	48,148	1,195,033
Michael L. Stanwood	45,000	1,116,900

†	Calculated by multiplying the aggregate number of restricted shares held by the named individual on January 31, 2003 by $24.82, the closing price of our common stock on such date as reported by the New York Stock Exchange. The individuals named above will receive any dividends declared with regard to the restricted shares received by them.

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(3)	Includes the amounts indicated below for the past three fiscal years: (i) the cost of premiums paid by us for life insurance provided to the named executive; and (ii) matching contributions made to the accounts of the named executive in the Profit Sharing Plan.

Executive	2003 Insurance Premium	2002 Insurance Premium	2001 Insurance Premium	2003 Matching Contribution	2002 Matching Contribution	2001 Matching Contribution
David H. Hughes	$1,654	$1,505	$2,762	$5,172	$4,010	$2,583
Thomas I. Morgan	1,654	752	—	1,030	0	—
Clyde E. Hughes III	1,233	899	1,640	6,149	5,095	2,550
Gradie E. Winstead, Jr.	1,233	999	1,321	6,147	5,095	2,550
Michael L. Stanwood	1,127	980	1,688	5,779	5,250	3,577

Commencing with most recent fiscal year, this also includes the following costs of premiums paid by us for supplemental long-term disability coverage provided to the named executives: David H. Hughes, $7,505; Thomas I. Morgan, $6,494; Clyde E. Hughes III, $2,802; Gradie E. Winstead, Jr., $2,864; and Michael L. Stanwood, $1,734.

(4)	Bonus payments under the Senior Executives’ Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 26, 2001.

(5)	Mr. Morgan became our President and Chief Operating Officer in April 2001.

(6)	Includes $79,300 in home sale assistance in connection with Mr. Morgan’s relocation to our headquarters in Orlando and $56,500 as gross-up for taxes in connection with the foregoing.

(7)	Includes $35,352 in reimbursement for housing expenses following Mr. Morgan’s hire and subsequent relocation to our headquarters in Orlando and $24,113 as gross-up for taxes in connection with the foregoing.

Bonus Plans

        We have annual incentive plans for members of our executive management, our sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of our executive management. Individual bonuses may also be awarded to our executive management and other key employees based upon job performance or other criteria within the discretion of the Compensation Committee.

        Our Chief Executive Officer, Chief Operating Officer and Senior Vice President of Strategic Development/Mergers and Acquisitions previously participated in certain Senior Executives’ Long-Term Incentive Bonus Plans intended to motivate and reward sustained performance. Under each of these plans an incentive bonus was paid if a designated earnings per share goal was met during the designated performance period of three or more fiscal years. In May 2001 the Board terminated the Senior Executives’ Long-Term Bonus Plan, though each performance plan outstanding thereunder continued in effect. The final performance plan outstanding thereunder was for the three fiscal year performance period ending January 31, 2003; the Long-Term Incentive Plan Committee of the Board determined that the company did not achieve the earnings required for the payment of any bonuses to any participant for that period.

        In lieu of the Senior Executives’ Long-Term Incentive Bonus Plan, the Compensation Committee grants performance-based restricted shares to certain members of the executive management group pursuant to the 1997 Executive Stock Plan. The most recent grant of performance-based restricted shares to members of the executive management group occurred in August 2002. Awards of performance-based restricted shares occur within the 5-year period after grant if the company’s stock price reaches $40.58 and then if the company’s stock price increases in increments of $6.76 for a period of twenty consecutive trading days. For each such increase in the company’s stock price, 20% of the restricted shares are awarded to the participant. None of the performance-based restricted shares granted in August 2002 have been awarded because the company’s stock price has not increased to $40.58 for the requisite period. Performance-based restricted shares are held by the company as custodian until they vest, but the executive receives dividends and voting rights on awarded shares. Performance-based restricted shares become vested if the participant remains employed by the company for five years after the award date or if there is a change-in-control of the company or the participant dies, becomes disabled or reaches age 65. A participant forfeits all of his restricted shares if he fails to remain our full-time employee until the shares become vested. If a restricted share is forfeited, it again becomes available for grant under the 1997 Executive Stock Plan.

        The following table provides information concerning restricted share grants to our Chief Executive Officer and our other participants among our executive officers named in the Summary Compensation Table under the stock performance plan adopted in fiscal year 2003.

Long-Term Incentive Plans — Awards in Last Fiscal Year

Name	Number of Shares or Other Rights (#)	Performance or Other Period Until Maturation of Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
David H. Hughes	15,000 shares	5 years(1)	—	—	—
Thomas I. Morgan	15,000 shares	5 years(1)	—	—	—
Clyde E. Hughes III	10,000 shares	5 years(1)	—	—	—
Gradie E. Winstead	10,000 shares	5 years(1)	—	—	—
Michael L. Stanwood	10,000 shares	5 years(1)	—	—	—

(1)	These restricted shares were granted on August 21, 2002, on which date our stock price was $31.25. These will be awarded to each of these participants in 20% increments if our average stock price exceeds $40.58, $47.34, $54.11, $60.87 and $67.64 for a period of twenty consecutive trading days within the 5-year period after the date of grant. None of these targets were achieved during fiscal year 2003, so none of these restricted shares were awarded to these participants. Once awarded, performance-based restricted shares become vested if the participant remains employed by the company for five years after the award date or if there is a change-in-control of the company or the participant dies, becomes disabled or reaches age 65.

Stock Option Plans

        The 1997 Executive Stock Plan authorizes the granting of incentive stock options and non-qualified options, both of which are exercisable for common shares, and also permits the granting of stock appreciation rights, either alone or in conjunction with the granting of options. Under the 1997 Executive Stock Plan as currently in effect, the number of common shares reserved for use is 2,250,000 and the number of shares which may, but need not be, granted as restricted shares is 1,125,000. For more information about the 1997 Executive Stock Plan, see “Approval of Amendment and Restatement of 1997 Executive Stock Plan (Proposal Two)” beginning on page 24.

Equity Compensation Plan Information

        The following table provides details regarding our common shares issuable upon the exercise of outstanding options, warrants and rights granted under the company’s equity compensation plans (including individual equity compensation arrangements) as of the end of the last fiscal year.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)(1)
	(a)	(b)		(c)
Equity compensation plans approved by security holders	1,489,777	$27.94	(2)	61,986

Equity compensation plans not approved by security holders	0	—		0

Total	1,489,777	$27.94	(2)	61,986

(1)	These amounts do not include the additional common shares proposed to be reserved for use pursuant to the 1997 Executive Stock Option Plan under Proposal Two below.

(2)	This calculation does not include 125,000 performance-based restricted shares that have been granted but not yet awarded.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning options granted to our executive officers named in the Summary Compensation Table during the fiscal year ended January 31, 2003:

Individual Grants(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
David H. Hughes	12,000	1.87%	32.57	8/21/12	245,797	622,898
Thomas I. Morgan	12,000	1.87%	32.57	8/21/12	245,797	622,898
Clyde E. Hughes III	6,000	0.93%	32.57	8/21/12	122,899	311,449
Gradie E. Winstead, Jr.	6,000	0.93%	32.57	8/21/12	122,899	311,449
Michael L. Stanwood	6,000	0.93%	32.57	8/21/12	122,899	311,449

(1)	Each of these options was granted pursuant to the 1997 Executive Stock Plan and is subject to the terms of such plan. One-third of these options will vest on each of August 21, 2003, August 21, 2004 and August 21, 2005.

(2)	Potential gains are calculated net of the exercise price but before taxes associated with the exercise. These amounts represent hypothetical gains that could be achieved for the options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of our future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall stock market conditions and the option holders’ continued employment through the vesting period.

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Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes options exercised by our executive officers named in the Summary Compensation Table during the fiscal year ended January 31, 2003 and presents the value of unexercised options held by our executive officers named in the Summary Compensation Table at fiscal year end:

			Number of Securities Underlying Unexercised Options at January 31, 2003(#)		Value of Unexercised In-the-Money Options at January 31, 2003($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David H. Hughes	—	—	55,400	29,500	505,633	299,688
Thomas I. Morgan	2,000	27,880	3,000	29,500	46,050	268,625
Clyde E. Hughes III	—	—	31,400	21,000	288,125	256,875
Gradie E. Winstead, Jr.	—	—	33,900	21,000	299,781	256,875
Michael L. Stanwood	13,900	331,862	0	21,000	0	256,875

(1)	The value of unexercised in-the-money options represents the aggregate amount of the excess of $24.82, the closing price for our common stock on January 31, 2003, over the exercise price of all options held on such date.

Supplemental Executive Retirement Plan

        We have Supplemental Executive Retirement Plan Agreements with certain of our executive officers providing for the payment of supplemental retirement compensation in addition to any compensation paid under our other benefit programs. We are obligated to pay supplemental retirement compensation, pursuant to the Supplemental Executive Retirement Plan Agreements, to each of such officers (i) after retirement of such executive officer from our service, or (ii) upon such officer’s total disability while in our employ, provided such disability continues until the executive officer’s normal retirement date. Supplemental retirement compensation will be based upon the salary portion of such executive officer’s annual compensation (not including any bonus or other compensation) for the final year of employment prior to retirement, or for the final year of employment prior to the disability preceding disability retirement, as the case may be (“final salary”), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 will be equal to 35% of final salary or, in the case of early retirement or early disability retirement with our approval prior to age 65 but not earlier than age 55, will be reduced proportionately from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at age 55. Death benefits are payable under each of the agreements in the event of death while employed by us but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are nonvested, unfunded retirement and death benefits. Based on their annual compensation through the end of our fiscal year ended January 31, 2003, and assuming normal retirement age has been attained, the executive officers named in the Summary Compensation Table would be entitled to projected annual payments under the Supplemental Executive Retirement Plan Agreements as follows: David H. Hughes, $185,400; Thomas I. Morgan, $270,900; Clyde E. Hughes III, $130,000; Gradie E. Winstead, Jr., $142,000; and Michael L. Stanwood, $142,600.

Cash or Deferred Profit Sharing Plan

        The Profit Sharing Plan is for the benefit of substantially all of our employees. Putnam Fiduciary Trust Company is trustee of the Profit Sharing Plan. The Profit Sharing Plan is administered by an administrative committee appointed by the Board. Eligible employees may contribute to the Profit Sharing Plan by salary reduction, and before imposing federal income taxes, from 2% to 95% of their cash compensation up to a maximum of $12,000 per year, as adjusted each year in accordance with the Internal Revenue Code. Participants over age 50 are permitted to make additional “catch up” elective contributions of an additional $1,000 per year, as adjusted in accordance with the Internal Revenue Code. On employee contributions of up to 6% of the employee’s cash compensation, we will contribute a matching contribution of 50% of the employee’s contribution. Additional discretionary contributions by us, which may be either a fixed dollar amount or a percentage of profits, may be made to the Profit Sharing Plan at the discretion of the Board, but all employee and company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of our discretionary, profit-sharing contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Profit Sharing Plan) are distributed to participants upon their death, disability or retirement. For participants who cease to be employees prior to death, disability or retirement, the amounts distributed are 100% of the participant’s salary reduction contribution account and matching contribution account and the vested percentage of the participant’s discretionary, profit-sharing contribution account based upon the participant’s period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. However, for eligible employees who enter the Profit Sharing Plan on or after February 1, 2001, the vested percentage of the participant’s matching contribution account is based upon the participant’s period of service as follows: less than 1 year, 0%; 1 year, 20%; 2 years, 40%; 3 years, 60%; 4 years, 80%; and 5 or more years, 100%. We did not make a discretionary profit-sharing contribution to the Profit Sharing Plan during the fiscal year ended January 31, 2003.

Change-in-Control and Severance Arrangements

        We have entered into agreements with each of our executive officers named in the Summary Compensation Table that provide for severance payments in the event of termination of their employment following a “change-in-control” if such termination is by us without cause or by the executive for “good reason.” The agreements have a two-year term that, in the event of a change-in-control, extends to sixty days following twenty-four months after the change-in-control. In the event of such a termination by the executive for good reason or by us without cause during the term of the agreement and within twenty-four months following the change-in-control, the executive is entitled to receive a lump sum severance payment within fifteen days following termination equal to the lesser of (1) the product of three times the average annual compensation (including base salary, bonuses, fringe benefits and deferred compensation) paid to the executive during the three-year period prior to the termination date (or, if higher, in effect prior to the event constituting “good reason”) or (2) one dollar less than three times the executive’s annualized includible compensation for income tax purposes during the five-year period preceding the change-in-control. In general, a “change-in-control” under the agreements is defined as the acquisition of 49% of more of the voting power of our common shares, the current directors ceasing to be a majority of the directors within a twenty-four month period, or the sale of substantially all of our assets by or merger of us. “Good reason” for the executives to terminate employment under the agreements is generally any reduction in compensation, loss of title or position, significant diminution of duties and responsibilities or relocation requirement.

Other Benefits

        We provide a group term life insurance benefit equal to two times base annual pay up to a maximum of $680,000 for our executive and certain management employees who meet eligibility requirements. Other key employees have a maximum group term life insurance benefit of $100,000, based on one times base annual pay.

        We have a group long-term disability plan for all employees which provides a benefit equal to 60% of the participant’s base salary, up to a maximum monthly benefit of $10,000. We have also established a Supplemental Long-Term Disability Plan which provides additional long-term disability benefits to certain members of the executive management group. This plan provides an additional benefit equal to 10% of the participant’s base salary. We pay the premiums on behalf of participants. All of the executive officers other than Messrs. Benjamin P. Butterfield, Jeffrey S. Leonard and James E. Whitney are participants under this plan.

Cash Compensation of Directors

        Our non-employee directors receive an annual retainer of $20,000 and attendance fees of $1,000 for each Board meeting attended in person or by telephone conference. For each meeting of a committee of the Board, such non-employee directors receive an attendance fee of $500 for attendance in person or by telephone conference. Directors who are our employees do not receive directors’ or committee members’ fees. John D. Baker II, Robert N. Blackford, H. Corbin Day, Vincent S. Hughes, Toni Jennings, William P. Kennedy and Amos R. McMullian served as non-employee directors and received non-employee director’s fees during the fiscal year ended January 31, 2003.

Current Directors’ Stock Option Plan

        Each of our non-employee directors is a participant in the current Directors’ Stock Option Plan. Under the current Directors’ Stock Option Plan, options for the purchase of common shares are granted to the participants on the date of each annual meeting of the Board following each annual meeting of the shareholders. Under the Directors’ Stock Option Plan, as amended through 2002, options may be granted with respect to 302,500 shares, and each non-employee director is granted an option for 5,000 shares following each annual meeting of the shareholders. The Board has determined that the current Directors’ Stock Option Plan will terminate immediately if the shareholders approve the amendment and restatement of the 1997 Executive Stock Plan. If shareholders approve the amendment and restatement of the 1997 Executive Stock Plan, our non-employee directors will be eligible to participate in the plan, and the Compensation Committee intends to grant to non-employee directors options to purchase 5,000 shares under the Amended and Restated 1997 Executive Stock Plan at its meeting following the annual meeting of the shareholders. For more information about the proposed amendment and restatement of the 1997 Executive Stock Plan, see “Approval of Amendment and Restatement of 1997 Executive Stock Plan (Proposal Two)” beginning on page 24.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        As indicated in the “Compensation Committee Report on Executive Compensation” set forth elsewhere in this proxy statement, David H. Hughes, our Chairman of the Board and Chief Executive Officer, consulted with the Compensation Committee with respect to the compensation of the executive management group and submitted to the Compensation Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Compensation Committee and provided his recommendation at the Compensation Committee’s request.

        Robert N. Blackford, a director and a member of the Compensation Committee, was a member of the law firm of Holland & Knight LLP until January 1, 2002. Holland & Knight LLP served as counsel to us during the fiscal year ended January 31, 2003.

Certain Transactions with Management

        We lease certain buildings and properties from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes (formerly an executive officer) and Russell V. Hughes (formerly an executive officer) are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 14 such leases were in effect in Florida. Each lease was entered into prior to March 12, 1992 and was renewed effective as of April 1, 1998, except for one lease that was entered into effective June 15, 2000. One lease expired on March 31, 2003 and was not renewed by us. Twelve of these leases expire on April 30, 2003, and one will expire on June 30, 2010. We are currently in the process of negotiating the renewal of the leases that will expire on April 30, 2003. These leases typically relate to branch facilities including buildings ranging in size from approximately 7,500 to 106,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres.

        Under leases in effect during the fiscal year ended January 31, 2003, we made rental payments to Hughes, Inc. aggregating $1,381,551. We also pay real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year we paid real estate taxes and building insurance on the leased properties of $251,423 and $11,100, respectively. Maintenance repairs paid by us during the last fiscal year were not substantial and were, in the opinion of our management, normal for the types of properties leased.

        We lease certain buildings and properties from JEM-Realty, LLC, SJ Limited Partnership, Stanwood Interests Limited Partnership, SWS-GA Realty, Inc., and SWS-TX Realty, Inc. JEM-Realty, LLC is a wholly-owned subsidiary of Jemison Investment Co., Inc. of which Michael L. Stanwood is a director. Michael L. Stanwood is a limited partner of SJ Limited Partnership and Stanreal, LLC, the general partner of Stanwood Interests Limited partnership. H. Corbin Day and Michael L. Stanwood are the sole shareholders of SWS-GA Realty, Inc. and SWS-TX Realty, Inc. During the last fiscal year, nine such leases were in effect with respect to seven locations in Texas, one location in Georgia, and one location in North Carolina. Five of these leases were entered into in May 1996, one in July 1998, one in April 1999, one in May 2000 and one in June 2002. Three of these leases expire in May 2004, three will expire in May 2005, and three will expire in April 2010. These leases relate to branch facilities ranging in size from approximately 10,000 to 44,500 square feet, together with outside storage and parking, with the exception of one lease which is solely for vacant land used for outside storage. During the fiscal year ended January 31, 2003, we made rental payments to JEM-Realty, LLC, SJ Limited Partnership, Stanreal, LLC (for the benefit of Stanwood Interests Limited Partnership), SWS-GA Realty, Inc., and SWS-TX Realty, Inc. totaling in the aggregate $711,094, and paid real estate taxes and building insurance totaling in the aggregate $108,982 and $3,158, respectively. We also paid for maintenance and repairs, other than structural repairs, pursuant to the requirements of these leases, but the amounts paid by us during the last fiscal year for such items were not substantial and were, in the opinion of our management, normal for the types of properties leased.

        We believe that the terms of the transactions described above are at least as favorable to us as those which could have been obtained from unrelated parties.

        Robert N. Blackford, a director, was a member of the law firm of Holland & Knight LLP until January 1, 2002. Holland & Knight LLP served as counsel to us during the fiscal year ended January 31, 2003.

Shareholder Return Performance Graph

        The following graph compares during the five year period ended January 31, 2003, the yearly percentage change in the cumulative total shareholder return of our common shares with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by us as reporting companies whose lines of business are comparable to ours. The graph assumes that $100 was invested in our common shares and the other indices on January 31, 1998, and that all dividends were reinvested.

*	$100 invested on January 31, 1998 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

Peer Group
Building Materials Holding Corp.
A. M. Castle & Co.
Centex Corp.
Florida Rock Industries, Inc.
W.W. Grainger, Inc.
Industrial Distribution Group, Inc.
Lawson Products, Inc.
Lennar Corporation
Noland Company
Watsco Inc.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors’ Meetings and Attendance

        During the last fiscal year, the Board of Directors held a total of eleven meetings. Each member of the Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which he served.

Committees of the Board of Directors

        The Board has standing Executive, Audit, Compensation, Nominating and Corporate Governance, Long-Term Incentive Plan and Directors’ Stock Option Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the directors’ biographies set forth below under “Election of Directors.”

        The Executive Committee acted six times by written consent during the last fiscal year to appoint certain officers and approve certain transactions. The Executive Committee has authority to act on matters of general corporate governance when the Board is not in session.

        The Audit Committee met four times during the last fiscal year. At its meetings, the Audit Committee appointed our independent auditors for fiscal 2003, reviewed the reports of our internal audit staff, reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees, reviewed its written charter, reviewed our proxy statement and Form 10-K, and reviewed quarterly earnings releases and Form 10-Qs. The Audit Committee acts under a written charter adopted by the Board. All members of the Audit Committee are “independent” as such term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

        The Compensation Committee met five times during the last fiscal year and reviewed and made recommendations to the Board with respect to the compensation of members of our executive management group. It also issued stock options and restricted share grants under the 1997 Executive Stock Plan, and adopted a stock performance plan under the 1997 Executive Stock Plan. Information with respect to the Compensation Committee’s recommendation for the last fiscal year is set forth elsewhere in this proxy statement under “Compensation Committee Report on Executive Compensation.”

        The Nominating and Corporate Governance Committee met one time during the last fiscal year. At its initial organizational meeting the Nominating Committee considered a possible range of duties and activities to be incorporated into a written charter and undertaken by the committee. The committee decided not to take action on these matters until adoption by the appropriate regulatory agencies of rules and guidelines applicable to such committees. The committee will consider nominees recommended by holders of the company’s common stock. Shareholders wishing to submit recommendations for the 2004 Annual Meeting of Shareholders should write to the President or Secretary of the company, 20 North Orange Avenue, Suite 200, Orlando, Florida 32801. Our By-Laws contain time limitations, procedures and requirements relating to such shareholder recommendations.

        The Long-Term Incentive Plan Committee did not meet during the last fiscal year. The Long-Term Incentive Plan Committee was established to administer the Senior Executives’ Long-Term Incentive Plan and any separate performance plans adopted thereunder. It is the duty of the Long-Term Incentive Plan Committee to interpret the plan and to establish and administer separate performance plans under the plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans. This plan was terminated in May 2001 (except that existing performance plans thereunder continued in effect).

        The Directors’ Stock Option Plan Committee has the authority to interpret the provisions of the Directors’ Stock Option Plan. The Directors’ Stock Option Plan Committee did not meet during the last fiscal year.

Family Relationships Between Certain Directors and Executive Officers

        The following family relationship exists between our directors and executive officers:

David H. Hughes and Vincent S. Hughes are brothers.

ELECTION OF DIRECTORS
(Proposal One)

        Our Restated Articles and Bylaws provide that the Board will be divided into three approximately equal classes of directors. Generally, each director is elected for a three-year term, with one class of directors being elected at each annual meeting of shareholders. However, when a new director is appointed to fill a vacancy on the Board, that director holds office only until the next election of directors by shareholders.

        Our Board is currently comprised of nine directors. Toni Jennings, a director since November 2001, was recently appointed Lieutenant Governor of the State of Florida and has informed us that she will resign from the Board following the annual meeting. The Board has not yet identified a replacement for Ms. Jennings.

        Robert N. Blackford, H. Corbin Day and Thomas I. Morgan, have been nominated by the Board for election as directors at the annual meeting. Each of the nominees is currently a member of the Board and has consented to serve as a director if elected. If elected at the annual meeting, Robert N. Blackford, H. Corbin Day and Thomas I. Morgan will serve until the annual meeting of shareholders in 2006, until the election and qualification of their respective successors or until their earlier death, resignation or removal.

Voting Information with Regard to the Elections Proposal

        It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of the nominees named above, unless a shareholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among these nominees prior to the annual meeting, the proxy may be voted for a substitute nominee designated by the Board.

        The affirmative vote of a plurality of the votes cast by the holders of our common shares will be required to elect the nominees as directors. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the directors.

        The Board of Directors recommends a vote “FOR” the election of the nominees named in this proposal.

Director Information

        Set forth below is information concerning the nominees to be elected at the annual meeting, as well as certain information concerning the directors whose terms extend beyond the annual meeting. Set forth below with respect to each director or director nominee is his or her name, age, principal occupation and business experience for the past five years and length of service as a director.

Directors to be Elected at the Annual Meeting

Robert N. Blackford
Age: 66

        Mr. Blackford has served as a director since December 1970 and served as our Secretary from February 1974 to May 1997. Mr. Blackford also serves as a member of the Nominating, Compensation, Long-Term Incentive Plan and Directors’ Stock Option Plan Committees. On January 1, 2002, Mr. Blackford retired from the law firm of Holland & Knight LLP, the successor to the law firm of Maguire, Voorhis & Wells, P.A., where he had practiced since 1968. Mr. Blackford’s term as a director expires at the 2003 Annual Meeting.

H. Corbin Day
Age: 65

        Mr. Day has served as a director since October 1996. Mr. Day currently serves as Chairman of Jemison Investment Co., Inc. Mr. Day serves as a member of the Compensation, Long-Term Incentive Plan, Directors’ Stock Option Plan and Nominating Committees. Mr. Day is also a member of the Board of Directors of Protective Life Corporation, Blount International, Inc. and European Investors. Mr. Day’s term as a director expires at the 2003 Annual Meeting.

Thomas I. Morgan
Age: 49

        Mr. Morgan has served as our President and Chief Operating Officer since April 2001 and as a director since May 2001. Mr. Morgan is a member of the Executive Committee. Previously Mr. Morgan was Chief Executive Officer of enfoTrust Networks from February 2000 to March 2001, Chief Executive Officer of Value America from February 1999 to November 1999 and Chief Executive Officer of U.S. Office Products from November 1997 to January 1999. Mr. Morgan’s term as a director expires at the 2003 Annual Meeting.

Directors Whose Terms Extend Beyond the Annual Meeting

John D. Baker II
Age: 54

        Mr. Baker has served as a director since March 1994. Mr. Baker also serves as a member of the Nominating and Audit Committees. Mr. Baker currently serves as President, Chief Executive Officer and director of Florida Rock Industries, Inc. Mr. Baker also serves as a director of Patriot Transportation Holding, Inc., and Wachovia Bank, Inc. Mr. Baker’s term as a director expires at the 2004 Annual Meeting.

David H. Hughes
Age: 59

        Mr. Hughes has served as our Chairman of the Board and Chief Executive Officer since November 1986 and as a director since August 1968. Mr. Hughes also serves as a member of the Executive Committee. Mr. Hughes served as our President from June 1972 to March 1994. Mr. Hughes is also a director of SunTrust Banks, Inc., Brown & Brown, Inc., and Darden Restaurants, Inc. Mr. Hughes’s term as a director expires at the 2005 Annual Meeting.

Vincent S. Hughes
Age: 62

        Mr. Hughes served as one of our Vice Presidents from April 1972 until November 2001 and as a director since April 1966. Mr. Hughes also serves as a member of the Executive Committee. Mr. Hughes’s term as a director expires at the 2005 Annual Meeting.

Toni Jennings
Age: 52

        Ms. Jennings has served as a director since November 2001. She also serves on the Audit Committee. In March 2003, Ms. Jennings was appointed Lieutenant Governor of the State of Florida. Since 1982, Ms. Jennings has been the President of Jack Jennings and Sons, Inc., a commercial construction firm based in Orlando, Florida. Ms. Jennings also serves as Secretary and Treasurer of Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida. Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She previously served in the Florida House of Representatives from 1976 to 1980. She currently serves on the Salvation Army Advisory Board, the Rollins College Board of Trustees and on the Board of Directors of Brown & Brown, Inc., SunTrust Bank/ Central Florida and the Florida Chamber of Commerce. Ms. Jennings’ term as a director expires at the 2004 Annual Meeting; however, because of her appointment as Lieutenant Governor of the State of Florida, Ms. Jennings has informed us that she will resign as a member of the Board following the annual meeting.

William P. Kennedy
Age: 59

        Mr. Kennedy has served as a director since March 1999. Mr. Kennedy currently serves as Chief Executive Officer of Nephron Pharmaceuticals Incorporated, a manufacturer of sterile pharmaceutical products. Mr. Kennedy serves as a member of the Audit Committee. From 1981 to 1997, Mr. Kennedy served as Chairman and Chief Executive Officer of Rotech Medical, a home health services company. Mr. Kennedy’s term as a director expires at the 2004 Annual Meeting.

Amos R. McMullian
Age: 65

        Mr. McMullian has served as a director since November 2001. He also serves as a member of the Compensation, Long-Term Incentive Plan and Directors’ Stock Option Plan Committees. Since November 2000, Mr. McMullian has been the Chief Executive Officer and Chairman of the Board of Flowers Foods, Inc., a New York Stock Exchange-listed company that produces and markets a full line of fresh and frozen baked foods to retail and food service customers throughout the United States. Mr. McMullian previously served as Chairman of the Board of Flowers Industries, Inc., the former parent company of Flowers Foods prior to its acquisition by Kellogg in March 2001, from 1985 to March 2001 and as its Chief Executive Officer from 1981 to March 2001. Mr. McMullian’s term as a director expires at the 2005 Annual Meeting.

APPROVAL OF AMENDMENT AND RESTATEMENT OF 1997 EXECUTIVE STOCK PLAN
(Proposal Two)

        The Board of Directors has approved and seeks your approval of the amendment and restatement of the 1997 Executive Stock Plan, as described below. This plan was adopted as an incentive program to grant equity-based incentive compensation to our key employees. This plan is intended to act as an incentive to enhance shareholder value by providing to plan participants an opportunity to benefit from increases in the value of our common shares.

        The proposed amendment and restatement includes the following changes to the plan:

•	An increase in the number of common shares reserved for use under the plan from 2,250,000 to 3,250,000 and an increase in the number of such shares which may, but need not, be granted as restricted shares from 1,125,000 to 1,625,000, following which 1,028,676 common shares would be available for use under the plan, representing 4.39% of our outstanding common shares as of March 26, 2003;

•	The addition of non-employee directors as eligible participants under the plan;

•	An increase in the percentage ownership of voting shares triggering the plan’s “change-in-control” provisions from 30% to 50%;

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•	An increase in the number of common shares with respect to which a key employee may be granted, in any calendar year, one or more options, or one or more stock appreciation rights, or one or more options and stock appreciation rights in any combination, from 22,500 to 50,000;

•	In the event of a change-in-control, the Board will have the authority, at its discretion, to cancel each outstanding option and stock appreciation right in exchange for a cash payment equal to the excess of the highest price paid for common shares within 60 days prior to the change-in-control (or the highest price paid or offered in a transaction related to the change-in-control) over the exercise price of such option or stock appreciation right.

        The proposed amendment and restatement is contingent on shareholder approval. The number of options, stock appreciation rights and restricted shares that would be awarded to our chief executive officer and other four most highly compensated executive officers under the plan is not currently determinable. The Board has determined that the current Directors’ Stock Option Plan will terminate immediately if the shareholders approve the amendment and restatement of the 1997 Executive Stock Plan and, in connection with the termination, the Compensation Committee intends to grant to non-employee directors options to purchase 5,000 shares under the Amended and Restated 1997 Executive Stock Plan at its meeting following the annual meeting of the shareholders.

        The following general summary of the plan as proposed to be amended and restated is not intended to be complete, and is qualified in its entirety by reference to the Amended and Restated 1997 Executive Stock Plan set forth in Exhibit A to this proxy statement.

Summary of Amended and Restated 1997 Executive Stock Plan

Grants

        The 1997 Executive Stock Plan provides for grants of options to purchase common shares, awards of restricted shares, and grants of stock appreciation rights (entitling the grantee to receive the difference in value between the underlying common shares on the date of exercise and the greater of the value of such common shares on the date of grant or the exercise price established by the Compensation Committee on the date of grant), which may be either freestanding or granted in tandem with an option. Options to purchase common shares may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or nonqualified stock options.

Shares

        There are currently 2,250,000 common shares reserved for use under the plan, of which up to 1,125,000 may, but need not, be granted as restricted shares. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any restricted shares which are forfeited will again become available for use under the plan. Any shares which are surrendered for cash or common shares or a combination thereof, and any common shares used to satisfy a withholding obligation, shall not again become available for use under the plan. As of April 1, 2003, there were available an aggregate of 28,676 common shares under the plan, all of which could be granted as restricted shares.

        The proposed amendment and restatement would make an additional 1,000,000 shares available for use under the plan. The proposed amendment and restatement also would increase by 500,000 the number of shares which may, but need not, be granted as restricted shares. If the proposed amendment and restatement is approved by shareholders, 1,028,676 common shares would be available for use under the plan, which would represent 4.39% of our outstanding common shares as of March 26, 2003.

Administration of the Plan

        The plan is administered by the Compensation Committee, which has the sole authority to grant options, stock appreciation rights and restricted shares. The committee must consist of at least two directors, each of whom shall be an “outside director” for purposes of Section 162(m) of the Code. The Board has authorized the committee to interpret and administer the plan, and to determine the key employees to receive grants, the number of options, stock appreciation rights and/or restricted shares to be granted, the terms of option grants, stock appreciation rights and restricted shares, the provisions of the respective option, restricted share and stock appreciation right agreements (which need not be identical), and to take such other actions in the administration and operation of the plan as the committee deems equitable under the circumstances. The Board, however, has reserved to itself the right to act with respect to any matters concerning:

•	certain corporate transactions in which there is a change-in-control with no assumption or substitution of options, stock appreciation rights or restricted shares granted under the plan (in which case: (1) options and stock appreciation rights may be cancelled unilaterally by us in exchange for a payment of whole common shares, and cash in lieu of fractional shares, if any, which the holder would have received if on the date set by the Board he or she had exercised his or her stock appreciation right in full or if he or she had exercised a right to surrender his or her outstanding option in full; (2) options and stock appreciation rights may be cancelled unilaterally by us in exchange for a cash payment equal to the excess of the highest price paid for common shares within 60 days prior to the change-in-control (or the highest price paid or offered in a transaction related to the change-in-control) over the exercise price of such option or stock appreciation right; (3) options and stock appreciation rights may be cancelled unilaterally by us if the option price or stock appreciation right share value at grant equals or exceeds the fair market value of a common share on such date; and (4) the grant and forfeiture conditions on restricted shares may be deemed satisfied); or

•	any adjustment in the number of shares reserved for issuance under the plan, in the number of restricted shares granted and any related restrictions, the number of common shares subject to options, the option price, the stock appreciation right grant value and the number of common shares related to any stock appreciation right to equitably reflect any change in our capitalization, including, but not limited to common share dividends or common share splits or to reflect certain corporate transactions; or

•	the amendment or termination of the plan. However, the committee may condition an amendment on the approval of our shareholders if the committee determines such approval is necessary and desirable for compliance with applicable law, rule or regulation, including requirements of the New York Stock Exchange.

Eligibility

        The Compensation Committee selects key employees (including outside consultants) and directors to participate in the plan. A key employee means any of our employees who, in the judgment of the committee, is a key to our success; an outside consultant is an independent contractor that regularly performs services for, provides goods to, or purchases goods or services from us.

Terms of Options

        The plan authorizes the grant of incentive stock options or nonqualified stock options, both of which are exercisable for common shares. With respect to an incentive stock option, the price at which an option may be exercised for a common share may not be less than the fair market value of a common share on the date the option is granted. The “fair market value” means the closing price per share of common stock on the New York Stock Exchange on the day prior to the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. The committee is authorized to establish the exercise price for any nonqualified stock option, in its sole discretion.

        The period during which an option may be exercised is determined by the committee at the time of option grant and may not extend more than 10 years from the date of grant for an incentive stock option or more than 5 years from the date of grant for an incentive stock option granted to a key employee who is also a ten percent shareholder. An option or portion thereof that is not exercised before expiration of the applicable option period terminates. No options may be granted after December 31, 2006.

        The aggregate fair market value of incentive stock options granted to a key employee under the plan and incentive stock options granted under any other stock option plan adopted by us which first becomes exercisable in any calendar year may not exceed $100,000. Furthermore, a key employee may be granted, in any calendar year, one or more options, or one or more stock appreciation rights, or one or more options and stock appreciation rights in any combination which, individually or in the aggregate, relate to no more than 50,000 common shares.

        To the extent authorized by the committee, any nonqualified stock option or stock appreciation right may be transferred or assigned to family members of the key employee if such transfer or assignment is made without consideration.

Stock Appreciation Rights

        Stock appreciation rights may be granted as part of an option with respect to all or a portion of the common shares subject to the option or may be granted separately. The share value of a freestanding stock appreciation right will be set forth in the related agreement, and may not be less than the fair market value of a common share on the date of grant of the stock appreciation right. The share value of a stock appreciation right granted in tandem with an option will be determined by the exercise price of the related option, which also may not be less than the fair market value of a common share on the date of grant. The grant of stock appreciation rights may be subject to such other terms as the committee deems appropriate.

        When a freestanding stock appreciation right is exercised, the key employee receives a payment determined by calculating the difference between the share value at grant as set forth in the related agreement and the fair market value of a common share on the date of exercise. On the exercise of a tandem stock appreciation right, the related option is deemed to be surrendered to the extent of the number of common shares for which the tandem stock appreciation right is exercised, and the payment is based on the increase in fair market value of a common share on the exercise date over the share value stated in the option agreement. Payment may be made in cash or shares, or a combination of cash and shares. The form and timing of payments is determined by the committee.

Restricted Shares Other Than Performance-Based Restricted Shares

        Restricted shares other than performance-based restricted shares may be granted to key employees and may be subject to one or more contractual restrictions applicable generally or to a key employee in particular, as established by the committee at the time of grant and as set forth in the related restricted share agreement. The restricted share agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the key employee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the employee, but subject to any forfeiture conditions established by the committee. The restricted share agreement states whether the employee has the right to receive any cash dividends paid with respect to the restricted shares. If the employee has no right to receive cash dividends, the agreement may give the employee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. An employee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

        Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the plan. To enforce the restrictions, all restricted shares will be held by us until the restrictions are satisfied.

        In the case of restricted share grants which vest only on the satisfaction of performance objectives, the committee determines the performance objectives to be used in connection with restricted share awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the committee in its sole discretion selects.

        To the extent authorized by the committee, any restricted share may be transferred or assigned to family members of the key employee if such transfer or assignment is made without consideration. Grants of restricted shares are effective for periods as determined by the committee, provided no restricted shares may be granted after December 31, 2006.

Performance-Based Restricted Shares

        The Compensation Committee may make grants of performance-based restricted shares to key employees. The committee has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than ninety days after the commencement of the performance measurement period. The committee selects the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list:

•	the price of our common shares;

•	average annual growth in earnings per share;

•	increase in shareholder value;

•	earnings per share;

•	net income;

•	return on assets;

•	return on shareholders' equity;

•	increase in cash flow;

•	operating profit or operating margins;

•	our revenue growth; and

•	operating expenses.

        The related performance-based restricted share agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the committee certifies that the applicable conditions (including performance criteria) have been timely satisfied.

        The committee may also make grants of performance-based restricted shares subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a key employee in particular, as established by the committee at the time of grant and as set forth in the related performance-based restricted share agreement. The performance-based restricted share agreement sets forth the conditions, if any, under which the key employee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the plan. To enforce the restrictions, all performance-based restricted shares will be held by us until the conditions are satisfied.

        As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the employee, but subject to any forfeiture conditions established by the committee. The performance-based restricted share agreement states whether the employee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the employee has no right to receive cash dividends, the agreement may give the employee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. An employee has the right to vote the performance-based restricted shares after grant until they are forfeited or become nonforfeitable.

        No more than 75,000 performance-based restricted shares may be granted to a key employee in any calendar year.

Withholding

        The exercise or surrender of any option or stock appreciation right granted under the plan and the acceptance of a restricted share grant constitutes an employee’s full and complete consent to whatever actions the committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the committee in its discretion deems applicable to the exercise or surrender of such option or stock appreciation right or the lapse of a forfeiture condition on such restricted shares. The committee also can provide in an option agreement or restricted share agreement that an employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of common shares actually transferred to the employee pursuant to the exercise of the option or the number of restricted shares that become non-forfeitable.

Certain Federal Income Tax Consequences

        The following summary generally describes the principal federal income tax consequences of certain events under the Amended and Restated 1997 Executive Stock Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to us or a particular employee. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

        An employee generally will not be subject to any federal income tax upon the grant of an option or stock appreciation right, or the award of restricted shares, granted pursuant to the plan. Except as specified below, an employee does not recognize income for federal income tax purposes (and we will not be entitled to any federal income tax deduction) as a result of the exercise of an incentive stock option and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an incentive stock option over the exercise price paid for such shares generally constitutes an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus certain employees may have an increase in their federal tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

        If the shares transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee recognizes ordinary compensation income equal to the lesser of (1) the excess of the amount realized on the disposition over the price paid for the shares or (2) the excess of the fair market value of the shares when transferred to the employee at exercise over the exercise price paid for such shares. We are entitled to a federal income tax deduction as a result of the early disposition of shares prior to the end of the incentive stock option holding period.

        If the shares transferred upon the exercise of an incentive stock option are disposed of after the option holding periods have been satisfied, such disposition generally results in long term capital gain or long term capital loss with respect to the gain or loss realized on the disposition. We are not entitled to a federal income tax deduction as a result of a disposition of such shares after the incentive stock option holding periods have been satisfied.

        Ordinary compensation income is recognized upon exercise of an nonqualified stock option. Generally, the ordinary income realized is the excess, if any, of the fair market value of common shares received upon the exercise of the nonqualified stock option over the exercise price paid. An employee also recognizes ordinary compensation income upon exercising a stock appreciation right. The amount of such income is the amount of any cash received and the fair market value of any common shares received upon exercise of the stock appreciation right.

        Generally, federal income tax withholding from the employee is required on the compensation income recognized by the employee upon exercise of a nonqualified stock option or a stock appreciation right. We generally receive a deduction for federal income tax purposes equal to the ordinary compensation income recognized by the employee upon exercise of a nonqualified stock option or a stock appreciation right.

        Unless an employee makes a special tax election under Section 83(b) of the Code, an employee recognizes ordinary compensation income in an amount equal to the fair market value of the shares subject to the restricted share grant at the time the shares are no longer subject to a substantial risk of forfeiture or are freely transferable. Dividends paid to an employee on restricted shares prior to the vesting of such shares are treated as ordinary income of the employee in the year received. We receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee.

        All of the above-described deductions are subject to the limitations on deductibility described in Section 162(m) of the Code. It is our intention that the plan be construed and administered in a manner that maximizes the deductibility of compensation under Section 162(m).

Voting Information With Regard to the Executive Stock Plan Proposal

        It is the intention of the persons named as proxies to vote FOR the proposal to amend and restate the 1997 Executive Stock Plan, unless a shareholder directs otherwise.

        Approval of the amendment and restatement of the 1997 Executive Stock Plan requires the affirmative vote of a majority of all votes cast on this proposal, and the total number of votes cast on this proposal must represent more than 50% of all shares entitled to vote.

        The Board of Directors recommends a vote “FOR” approval of the amendment and restatement of the 1997 Executive Stock Plan.

AUDIT COMMITTEE REPORT

        The company’s management is responsible for its internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted accounting principles and for issuing a report thereon. The Audit Committee’s responsibility is to review and oversee these processes.

        In connection with the preparation of the company’s Annual Report for the year ended January 31, 2003:

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61; and

•	The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the company that the audited financial statements be included in the Annual Report for the year ended January 31, 2003.

        Submitted by the Audit Committee of the Board of Directors.

John D. Baker II
Toni Jennings
William P. Kennedy

INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ended January 31, 2003. We have engaged PricewaterhouseCoopers LLP as our auditors for fiscal year ending January 30, 2004, subject to fee negotiation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        Audit Fees. Fees for the audit of our annual financial statements for the fiscal year ended January 31, 2003, and the reviews of the interim financial statements included in our Form 10-Qs filed during that fiscal year, were $331,500, of which an aggregate amount of $175,000 had been billed as of January 31, 2003.

        Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP provided no professional services to us of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended January 31, 2003.

        All Other Fees. PricewaterhouseCoopers LLP billed us $655,500, in the aggregate, for all other services rendered by them (other than those covered above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”) during the fiscal year ended January 31, 2003. These fees include, among other things, fees for tax-related services ($389,000), and amounts charged for audit-related services, including accounting consultations ($109,000) and a post-implementation review of the controls underlying our recently implemented financial system ($22,500).

        The Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of the above non-audit services is compatible with maintaining such firm’s independence.

MISCELLANEOUS

        The Board does not intend to present and knows of no other person who intends to present any matter of business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

By Order of the Board of Directors BENJAMIN P. BUTTERFIELD General Counsel and Secretary

Orlando, Florida
April 17, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, IF YOU DO NOT EXPECT TO ATTEND THE 2003 ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM OR VOTE VIA TELEPHONE OR THE INTERNET AS SOON AS POSSIBLE.

Exhibit A

HUGHES SUPPLY, INC. 1997 EXECUTIVE STOCK PLAN

Amended and Restated Plan
(as amended through April 9, 2003)

SECTION 1.   BACKGROUND AND PURPOSE

The name of this Plan is the Hughes Supply, Inc. 1997 Executive Stock Plan (the “Plan”). The purpose of this Plan is to promote the interest of the Company and its Subsidiaries through grants to Key Employees and Non-Employee Directors of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock, including Performance-Based Restricted Stock, in order (1) to attract and retain Key Employees and Non-Employee Directors, (2) to provide an additional incentive to Key Employees and Non-Employee Directors to work to increase the value of Stock and (3) to establish or increase Key Employees’ and Non-Employee Directors’ stake in the future of the Company which corresponds to the stake of the Company’s shareholders.

SECTION 2.   DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

        2.1   Board – means the Board of Directors of the Company.

        2.2   Change in Control – means the first to occur of the following events:

                 (a)   any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans and trustees acting as trustees being hereinafter referred to as the “Company Group”), but including a ‘group’ defined in Section 13(d)(3) of the Exchange Act (a “Person”), becomes the beneficial owner of shares of the Company having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company (the “Voting Shares”); provided that no Change in Control will occur as a result of an acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company, and provided further that if such person or group acquires beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change in Control shall occur;

                 (b)   the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company’s assets or combination of the foregoing transactions (a “Transaction”) other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

                 (c)   within any 24-month period, the persons who are directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-third of the directors who were then qualified as Incumbent Directors either actually or by prior operation of this clause (c); and provided further that any director elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

        2.3   Change in Control Price – means, as determined by the Board,

                (a)   the highest Fair Market Value of a share of Stock within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”); or

                (b)   the highest price paid or offered per share of Stock, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control, at any time within the 60-Day Period; or

                (c)   some lower price as the Board, in its discretion, determines to be a reasonable estimate of the Fair Market Value of a share of Stock.

        2.4   Code – means the Internal Revenue Code of 1986, as amended.

        2.5   Committee – means the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board all of whom are “outside directors” within the meaning of Code Section 162(m).

        2.6   Company – means Hughes Supply, Inc., a Florida company, and any successor to such corporation.

        2.7   Disability – has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Grantee. If no long-term disability plan or policy was ever maintained on behalf of the Grantee or, if the determination of Disability relates to an ISO, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

        2.8   Exchange Act – means the Securities Exchange Act of 1934, as amended.

        2.9   Fair Market Value – refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Grantee; provided that, for purposes of granting awards other than ISOs, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting ISOs, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

        2.10   Family Member – means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, brother-in-law, or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

        2.11   Grantee – means a Key Employee or Non-Employee Director who receives a grant of an Option, a SAR or Restricted Stock.

        2.12   ISO – means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

        2.13  Key Employee – means any employee of the Company or any Subsidiary, or any Outside Consultant, who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or such Subsidiary.

        2.14   Non-Employee Director – means a member of the Board who, on the date of determination, is not an employee of the Company.

        2.15  NQO – means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.

        2.16   Option – means an ISO or a NQO.

        2.17  Option Agreement – means the written agreement or instrument which sets forth the terms of an Option granted to a Grantee under Section 7 of this Plan.

        2.18  Option Price – means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

        2.19   Outside Consultant– means an independent contractor that regularly performs services for, provides goods to, or purchases goods or services from, the Company or any Subsidiary.

        2.20  Parent Corporation – means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

        2.21  Performance-Based Restricted Stock – means Stock granted to a Grantee under Section 8.2 of this Plan.

        2.22   Plan – means this Hughes Supply, Inc. 1997 Executive Stock Plan, as amended from time to time.

        2.23  Restricted Stock – means Stock granted to a Grantee under Section 8 of this Plan, including Performance-Based Restricted Stock.

        2.24  Restricted Stock Agreement – means the written agreement or instrument which sets forth the terms of a Restricted Stock grant to a Grantee under Section 8 of this Plan.

        2.25  Rule 16b-3 – means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

        2.26 Stock – means the One Dollar ($1.00) par value common stock of the Company.

        2.27  SAR – means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

        2.28  SAR Agreement – means the written agreement or instrument which sets forth the terms of a SAR granted to a Grantee under Section 7 of this Plan.

        2.29  SAR Share Value – means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

        2.30   Subsidiary – means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company except a corporation which has subsidiary corporation status under Section 424(e) of the Code exclusively as a result of the Company or its subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

        2.31   Ten Percent Shareholder – means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation.

SECTION 3.   SHARES RESERVED UNDER PLAN

There shall be 3,250,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan. The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.

SECTION 4.   EFFECTIVE DATE

This Plan was originally effective on April 2, 1997. The Plan shall be amended and restated effective April 9, 2003, the date of the adoption of the amendment and restatement by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the amendment and restatement of the Plan within twelve (12) months after such date and such approval satisfies the requirements for shareholder approval under Code Section 422(b)(1) and Code Section 162(m). Any Restricted Stock, any Option, and any SAR granted under this Plan before such shareholder approval automatically shall be granted subject to such shareholder approval.

SECTION 5.   COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 11, Section 12 and Section 13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Non-Employee Director and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Grantee which will qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, except where the Committee deems that the Company’s interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.

SECTION 6.   ELIGIBILITY

Only Key Employees and Non-Employee Directors shall be eligible for the grant of Options, SARs or Restricted Stock under this Plan.

SECTION 7.   OPTIONS AND SARs

        7.1   Options. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Non-Employee Directors under this Plan from time to time to purchase shares of Stock; provided, however, the Committee shall not grant an ISO to an Outside Consultant or a Non-Employee Director. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

        7.2  $100,000 Limit. The aggregate Fair Market Value of ISOs granted to a Key Employee under this Plan and incentive stock options granted to such Key Employee under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000; provided, however, that if the limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQOs. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code.

        7.3  Share Limitation. A Key Employee or Non-Employee Director may be granted in any calendar year one or more Options, or one or more SARs, or one or more Options and SARs in any combination which, individually or in the aggregate, relate to no more than 50,000 shares of Stock.

        7.4   Option Price. Subject to adjustment in accordance with Section 11, the Option Price for each share of Stock subject to an Option must be set forth in the applicable Option Agreement. In no event shall the Option Price for each share of Stock subject to an ISO be less than the Fair Market Value of a share of Stock on the date the Option ISO is granted. With respect to each grant of an ISO to a Key Employee who is a Ten Percent Shareholder, the Option Price must not be less than 110% of the Fair Market Value of a share of Stock as of the date the Option is granted. With respect to each grant of a NQO, the Committee is authorized to establish any Option Price, in its sole discretion.The Option Price may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

        7.5   Payment. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price:

                (a)   in cash or by a check acceptable to the Committee;

                (b)   in Stock which has been held by the Grantee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee;

                (c)   through a broker facilitated exercise procedure acceptable to the Committee; or

                (d)   in any combination of the three methods described in this Section 7.5 which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

        7.6  Exercise Period. Any ISO granted to a Key Employee who is not a Ten Percent Shareholder is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any ISO granted to a Key Employee who is a Ten Percent Shareholder is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any NQO must be specified in the applicable Option Agreement. The date an Option is granted is the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of Shares of Stock covered by the Option.

        7.7  Conditions to Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of the Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Grantee or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provisions in the Option Agreement to the contrary.

        7.8  Termination of an ISO. With respect to an ISO, in the event of termination of employment of a Key Employee, the Option or portion thereof held by the Key Employee which is unexercised will expire, terminate, and become exercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Section 7.8, termination of employment by the Key Employee will not be deemed to have occurred if the Key Employee is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the ISO of the Key Employee in a transaction to which Code Section 424(a) is applicable.

        7.9  Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in Section 7, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those conditions in the previously issued option being replaced thereby.

        7.10  Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and consistent with the best interests of the Company, neither an Option granted under this Plan, and any related surrender rights, nor a SAR granted under this Plan shall be transferable by a Grantee other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during a Grantee’s lifetime only by the Grantee. To the extent authorized by the Committee in its sole discretion, an Option granted under this Plan, and any related surrender rights, or a SAR granted under this Plan may be transferred or assigned to one or more Family Members of the Grantee, provided any such transfer or assignment is made without consideration to the Grantee. The Family Member or Family Members to whom an Option or a SAR is transferred thereafter shall be treated as the Grantee under this Plan.

        7.11   SARs and Surrender Rights.

                (a)  SARs. The Committee acting in its absolute discretion may grant a Key Employee or Non-Employee Director a SAR which will give the Grantee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement;

                (b)  Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give a Grantee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that;

                        (1)   the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

                        (2)   the Option to purchase such Stock is otherwise exercisable;

                (c)  Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Grantee which specifies the number of shares of Stock as to which the Grantee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Grantee’s option) how he or she desires payment to be made with respect to such shares;

                (d)  Payment. A Grantee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to: (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of stock subject to an Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Grantee and delivered to the Committee (or to its delegate) and (2) to forfeit a Grantee’s right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.11 to come within the exemption under Rule 16b-3. Any cash payment under this Section 7.11 shall be made from the Company’s general assets, and a Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payment;

                (e)  Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allowa Grantee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

SECTION 8.   RESTRICTED STOCK

        8.1  Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees and Non-Employee Directors under this Plan from time to time. However, no more than 1,625,000 shares of Stock shall be granted as Restricted Stock from the shares otherwise available for grants under this Plan. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock which is not Performance-Based Restricted Stock.

        8.2   Performance-Based Restricted Stock.

                (a)  Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8.2(c) have been timely satisfied;

                (b)  Share Limitation. No more than 75,000 shares of Performance-Based Restricted Stock may be granted to a Key Employee or Non-Employee Director in any calendar year;

                (c)  Grant Conditions. The Committee, acting in its absolute discretion, may select from time to time Key Employees and Non-Employee Directors to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its absolute discretion, determine, subject to any limitations provided in this Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than ninety (90) days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria: (i) Stock price; (ii) average annual growth in earnings per share; (iii) increase in shareholder value; (iv) earnings per share; (v) net income; (vi) return on assets; (vii) return on shareholders’ equity; (viii) increase in cash flow; (ix) operating profit or operating margins; (x) revenue growth of the Company; and (xi) operating expenses. The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria. Shares of Performance-Based Restricted Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Performance-Based Restricted Stock grant fails to become effective in whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3;

                 (d)  Forfeiture Conditions. The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the shares of Stock related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Performance-Based Restricted Stock grant shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.2) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

        8.3   Restricted Stock Other Than Performance-Based Restricted Stock

                (a)  Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such conditions have been timely satisfied;

                (b)  Grant Conditions. The Committee acting in its absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant which is not a grant of Performance-Based Restricted Stock will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant which is not a grant of Performance-Based Restricted Stock fails to become effective in whole or in part under Section 8.3, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3;

                (c)  Forfeiture Conditions. The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the shares of Stock related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

        8.4   Dividends and Voting Rights.

                (a)   Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments;

                (b)   If a Stock dividend is declared on such a share of Stock after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable;

                (c)   If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend;

                (d)   A Grantee shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.

        8.5  Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Grantee’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2 or Section 8.3 and shall be transferred to the Grantee.

        8.6  Transferability. To the extent authorized by the Committee in its sole discretion, Restricted Stock granted under this Plan may be transferred or assigned to one or more Family Members of the Grantee, provided any such transfer or assignment is made without consideration to the Grantee. The Family Member or Family Members to whom Restricted Stock is transferred thereafter shall be treated as the Grantee under this Plan.

SECTION 9.   SECURITIES REGISTRATION AND ESCROW OF SHARES

        9.1   Securities Registration. Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Grantee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Grantee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Grantee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Grantee.

        9.2   Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Grantee’s name, but, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement (the “Agreement”) so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Agreement providing for the transfer of shares of Stock to the Custodian shall appoint the Custodian as attorney-in-fact for the Grantee for the term specified in the applicable Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Grantee, if the Grantee forfeits the shares of Stock under the terms of the applicable Agreement. During the period that the Custodian holds the shares subject to this Section, the Grantee will be entitled to all rights, except as provided in the applicable Agreement, applicable to shares of Stock not so held. Subject to Section 8.4 of this Plan, any dividends declared on shares of Stock held by the Custodian will, as the Committee may provide on the applicable Agreement, be paid directly to the Grantee or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Agreement and will then be delivered, together with any proceeds, with the shares of Stock to the Grantee or to the Company, as applicable.

SECTION 10.   LIFE OF PLAN

No Option or SAR or Restricted Stock shall be granted under this Plan after December 31, 2006, after which this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SAR have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full.

SECTION 11.   ADJUSTMENT

The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR all shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR in the event of any corporate transaction described in Section 424(a) of the Code which provides for the substitution or assumption of such Options, SARs or Restricted Stock grants. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or related to any SARs or Restricted Stock grants under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons.

SECTION 12.   CHANGE IN CONTROL

If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Restricted Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock grants,

                (1)    each outstanding Option and SAR at the direction and discretion of the Board:

                        (a)    may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Grantee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under Section 7.11 of this Plan; or

                        (b)    may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs); or

                        (c)    may be cancelled unilaterally by the Company if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date; and

                (2)    the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.

SECTION 13.  AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that any such amendment may be conditioned on shareholder approval if the Committee determines such approval is necessary and desirable for compliance with Section 422 of the Code or Rule 16b-3 under the Exchange Act or with any other applicable law, rule or regulation, including requirements of any exchange or quotation system on which the Stock is listed or quoted. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Grantee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12 of this Plan.

SECTION 14.   MISCELLANEOUS

        14.1  Shareholder Rights. No Grantee shall have any rights as a shareholder of the Company as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Grantee. Subject to Section 8, a Grantee’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.

        14.2  No Contract of Employment or Service. The grant of an Option, SAR or Restricted Stock to a Grantee under this Plan shall not constitute a contract of employment or service and shall not confer on a Grantee any rights upon termination of his or her employment or service with the Company in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.

        14.3  Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement provides, a Grantee may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a grant under this Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee. The Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

        14.4  Construction. This Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        14.5  Compliance with Code. All ISOs to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent.

        14.6  Non-alienation of Benefits. Other than as specifically provided herein, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

        14.7  Listing and Legal Compliance. The Committee may suspend the exercise or payment of any incentive granted under this Plan so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

HUGHES SUPPLY, INC. By: /s/ David H. Hughes —————————————————— Title: Chairman and Chief Executive Officer —————————————————–

ATTEST: By: /s/ Benjamin P. Butterfield —————————————— Title: Secretary –————————————— [CORPORATE SEAL] A-12

HUGHES SUPPLY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 18, 2003, and does hereby appoint David H. Hughes and Thomas I. Morgan, and any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Hughes Supply, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hughes Supply, Inc. to be held at the principal executive offices of the Company, 20 North Orange Avenue, Suite 200, Orlando, Florida, 32801, at 10:00 a.m., on May 20, 2003 and at any adjournment(s) thereof.

TO BE SIGNED ON OTHER SIDE

ANNUAL MEETING OF SHAREHOLDERS

HUGHES SUPPLY, INC.

May 20, 2003

PROXY VOTING INSTRUCTIONS

Company # ______________
Account #_______________
Control #________________

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE — Call toll-free number 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

The Board of Directors recommends a vote “For” the election of directors and a “For” Proposal 2. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. |X|

1.	Election of Directors to serve until the Annual Meeting of Shareholders in 2006.

|_|	FOR ALL NOMINEES
|_|	WITHHOLD AUTHORITY FOR ALL NOMINEES
|_|	FOR ALL EXCEPT (See instructions below)

Nominees:

Thomas I. Morgan       ( )

Robert N. Blackford     ( )

H. Corbin Day         ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)
__________________________________

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. |_|

2.	Approval of amendment to and restatement of the 1997 Executive Stock Plan.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE COMPLETE, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of Proposals 1 and 2. The proxies may vote in their discretion as to other matters that may properly come before the meeting.

SIGNATURE OF SHAREHOLDER: __________________         Dated: ______________

SIGNATURE OF SHAREHOLDER: __________________         Dated: ______________

NOTE: Please sign exactly as your name(s) appear hereon. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signatory is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.